EXHIBIT 99.1

For Immediate Release	Contact: Bob LaRose
Landstar System, Inc.
www.landstar.com
February 1, 2007	904-398-9400
LANDSTAR SYSTEM REPORTS FOURTH QUARTER
DILUTED EARNINGS PER SHARE OF $.50
Jacksonville, FL — Landstar System, Inc. (NASDAQ: LSTR) reported net income for the thirteen-week period ended December 30, 2006 of $28.7 million, or $.50 per diluted share, on revenue of $611 million. Included in the 2006 fourth quarter results was $14.7 million of revenue attributable to transportation services provided primarily under a contract between Landstar Express America and the United States Department of Transportation/Federal Aviation Administration (the “FAA”). The revenue recognized under the FAA contract during the 2006 fourth quarter generated $2.4 million of operating income which, net of related income taxes, increased net income by $1.5 million or, $.03 per diluted share. Operating margin in the 2006 fourth quarter was 8.0 percent. The revenue generated under the FAA contract increased operating margin by 21 basis points in the 2006 period.
Net income for the fourteen-week period ended December 31, 2005 was $41.8 million, or $.70 per diluted share, on revenue of $800 million. Included in the 2005 fourth quarter revenue was $138.0 million of revenue related to disaster relief efforts for the various hurricanes that impacted the United States during the second half of 2005. These transportation services were provided primarily under the FAA contract. The revenue recognized under this contract during the 2005 fourth quarter generated $27.8 million of operating income which, net of related income taxes, increased net income by $16.7 million, or $.28 per diluted share.

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Operating margin in the 2005 fourth quarter was 8.7 percent. The revenue generated under the FAA contract increased operating margin by 238 basis points in the 2005 period.
Landstar’s carrier group of companies generated $440 million of revenue in the thirteen-week period ended December 30, 2006, compared with revenue of $494 million in the fourteen-week period ended December 31, 2005. In the 2006 and 2005 fourth quarters, the carrier group invoiced customers $38.4 million and $45.4 million, respectively, in fuel surcharges that were passed on 100 percent to business capacity owners and excluded from revenue. Landstar’s global logistics group of companies generated $162 million of revenue, which included the $14.7 million related to transportation services provided primarily under the FAA contract, in the 2006 thirteen-week period compared with $298 million of revenue, which included $138.0 million related to transportation services provided primarily under the FAA contract, in the 2005 fourteen-week period.
Net income for the 2006 fiscal year was $113.1 million, or $1.93 per diluted share, compared to net income of $115.6 million, or $1.91 per diluted share for the 2005 fiscal year. Operating margin for the 2006 fiscal year was 7.6 percent compared to 7.7 percent for the 2005 fiscal year. Included in net income for the 2006 fiscal year was $14.6 million of operating income related to $100.7 million of revenue from emergency transportation services provided primarily under the FAA contract. This $14.6 million of operating income, net of related income taxes, increased net income $8.9 million, or $.15 per diluted share. Included in net income for the 2005 fiscal year was $51.9 million of operating income related to $275.9 million of revenue from emergency transportation services provided primarily under the FAA contract. This $51.9 million of operating income, net of related income taxes, increased net income $31.6 million, or $.52 per diluted share. Revenue generated under the FAA contract increased operating margin 29 basis points in the 2006 fiscal year and 137 basis points in the 2005 fiscal year.
Revenue was $2.514 billion in the fifty-two week 2006 fiscal year, compared to revenue of $2.518 billion in the fifty-three week 2005 fiscal year. Landstar’s carrier group of companies generated $1.797 billion of revenue in the 2006 fiscal year, compared with $1.692 billion in the 2005 fiscal year. In the 2006 and 2005 fiscal years, the carrier

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group invoiced customers $167.8 million and $126.9 million, respectively, of fuel surcharges that were passed on 100 percent to business capacity owners and excluded from revenue. Landstar Global Logistics generated $683 million of revenue, which included $100.7 million of revenue related to disaster relief efforts, in the 2006 fiscal year compared with $795 million of revenue, which included $275.9 million related to disaster relief efforts in the 2005 fiscal year.
Landstar System, Inc. also announced that its Board of Directors has declared a quarterly dividend of $0.03 per share. The dividend is payable on February 28, 2007 to stockholders of record at the close of business on February 13, 2007. It is the intention of the Board of Directors to continue to pay a quarterly dividend on a go forward basis.
Commenting on Landstar’s 2006 fourth quarter performance, Landstar President and CEO Henry Gerkens said, “Despite lower than anticipated revenue, Landstar was able to generate earnings per diluted share of $.50 per share. The 2006/2005 fourth quarter comparison is very unusual as the 2005 fourth quarter included an estimated $50 million of revenue attributable to an extra week in the 2005 period and $123 million of additional revenue generated under the FAA contract. These two unique factors combined with soft demand, excess capacity and lower freight rates made the fourth quarter of 2006 even more challenging. However, once again the power of Landstar’s non-asset based variable cost business model combined with the financial benefits attributable to our long term commitment to safety generated better than anticipated operating results and strong earnings per diluted share.”
“Trailing twelve month return on average shareholders’ equity remained high at 45 percent and return on invested capital, net income divided by the sum of average equity plus average debt, was 30 percent. During the 2006 fourth quarter, Landstar purchased 1,039,299 shares of its common stock at a total cost of $41,895,000, bringing the total number of shares purchased during 2006 to 3,697,726 at a total cost of $156,492,000,” Gerkens said. “The Company may purchase up to an additional 827,501 shares of common stock under its authorized share repurchase program.”

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“In 2006 Landstar used its free cash flow to purchase over $156 million of Landstar common stock and to reduce debt by $37.7 million. Landstar ended 2006 with cash and short term investments of $113 million. It is Landstar’s intention to continue to use its free cash flow to enhance shareholder value.”
Gerkens continued, “January of any given year is typically the slowest month of the year. Through January 2007, I have seen little change in the operating environment experienced in the second half of the 2006 fourth quarter, and that is soft demand, over capacity and downward pressure on price. I am anticipating that this environment will continue throughout the first part of 2007 and will gradually improve as the year goes on. In addition, the 2006 first quarter and full year results included $35.4 million and $100.7 million, respectively, of revenue generated under the FAA contract. We are not forecasting any such revenue in 2007 even though the contract has been extended through June 30, 2007 and the FAA has an option to extend the contract for the balance of the year. Given the above, I anticipate revenue for the first quarter of 2007 as compared to the first quarter of 2006, which included $35.4 million of FAA revenue, to be down slightly, while revenue growth for the full 2007 fiscal year versus 2006, which included $100.7 million of FAA revenue, to be in the mid single digits. I anticipate Landstar’s earnings for the 2007 first quarter to be within a range of $.37 to $.43 per diluted share and I anticipate diluted earnings per share for the 2007 full fiscal year to be within a range of $1.95 to $2.20 per share.”
Landstar will provide a live webcast of its quarterly earnings conference call this afternoon at 2 pm ET. To access the webcast, visit the company’s website at www.landstar.com. Click on Investors and then the webcast icon.
The following is a “safe harbor’ statement under the Private Securities Litigation Reform Act of 1995. Statements contained in this press release that are not based on historical facts are “forward-looking statements”. This press release contains forward-looking statements, such as statements which relate to Landstar’s business objectives, plans, strategies, expectations and intentions. Terms such as “anticipates,” “believes,” “estimates,” “intention,” “plans,” “predicts,” “may,” “should,” “will,” the negative thereof and similar expressions are intended to identify forward-looking statements. Such statements are by nature subject to uncertainties and risks, including but not limited to:

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an increase in the frequency or severity of accidents or workers’ compensation claims; unfavorable development of existing claims; dependence on independent sales agents; dependence on third party capacity providers; disruptions or failures in our computer systems; a downturn in domestic or international economic growth or growth in the transportation sector; substantial industry competition; and other operational, financial or legal risks or uncertainties detailed in Landstar’s Form 10K for the 2005 fiscal year, described in Item 1A Risk Factors, and other SEC filings from time to time. These risks and uncertainties could cause actual results or events to differ materially from historical results or those anticipated. Investors should not place undue reliance on such forward-looking statements, and Landstar undertakes no obligation to publicly update or revise any forward-looking statements.
About Landstar:
Landstar System, Inc. delivers safe, specialized transportation and logistics services to a broad range of customers world-wide. The Company identifies and fulfills shippers’ needs through the coordination of individual businesses comprised of independent sales agents and third-party transportation capacity providers. Landstar’s carrier group, which is comprised of Landstar Gemini, Inc., Landstar Inway, Inc., Landstar Ligon, Inc., Landstar Ranger, Inc. and Landstar Carrier Services, Inc., delivers excellence in complete over-the-road transportation services. Landstar’s global logistics group, which is comprised of Landstar Global Logistics, Inc. and its subsidiaries Landstar Express America, Inc. and Landstar Logistics, Inc., provides international and domestic multimodal (over-the-road, air, ocean and rail) transportation, expedited, contract logistics and warehousing services. All Landstar operating companies are certified to ISO 9001:2000 quality management system standards. Landstar System, Inc. is headquartered in Jacksonville, Florida. Its common stock trades on The NASDAQ Stock Market® under the symbol LSTR.
(tables follow)

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Landstar System, Inc.
Consolidated Statements of Income
(Dollars in thousands, except per share amounts)
(Unaudited)

	Fiscal Year Ended		Fiscal Quarter Ended
	Dec 30,	Dec 31,	Dec 30,	Dec 31,
	2006	2005	2006	2005
Revenue	$2,513,756	$2,517,828	$611,279	$800,442
Investment income	4,250	2,695	1,661	608

Costs and expenses:
Purchased transportation	1,890,755	1,880,431	460,344	594,415
Commissions to agents	199,775	203,730	50,081	68,041
Other operating costs	45,700	36,709	8,575	9,309
Insurance and claims	39,522	50,166	9,292	15,316
Selling, general and administrative (1)	134,239	140,345	31,430	40,422
Depreciation and amortization	16,796	15,920	4,566	3,994

Total costs and expenses (1)	2,326,787	2,327,301	564,288	731,497

Operating income (1)	191,219	193,222	48,652	69,553
Interest and debt expense	6,821	4,744	1,871	1,550

Income before income taxes (1)	184,398	188,478	46,781	68,003
Income taxes (1)	71,313	72,880	18,091	26,216

Net income (1)	$113,085	$115,598	$28,690	$41,787

Earnings per common share (1)	$1.95	$1.95	$0.51	$0.71

Diluted earnings per share (1)	$1.93	$1.91	$0.50	$0.70

Average number of shares outstanding:
Earnings per common share	57,854,000	59,199,000	56,728,000	58,610,000

Diluted earnings per share (1)	58,654,000	60,413,000	57,328,000	59,737,000

Dividends paid per common share	$0.110	$0.050	$0.030	$0.025

(1)	On January 1, 2006, the Company adopted the provisions of Statement of Financial Accounting Standard No. 123R, Share-Based Payment (“FAS 123R”), under the modified retrospective method. The adoption of FAS 123R resulted in the recognition of a $6,908,000 pretax charge for the fiscal year ended December 30, 2006, which net of related income tax benefits, reduced net income by $4,739,000, or $.08 per common share ($.08 per diluted share). In the fiscal quarter ended December 30, 2006, the implementation of FAS 123R resulted in the recognition of a $1,783,000 pretax charge, which net of related income tax benefits, reduced net income by $1,225,000, or $.02 per common share ($.02 per diluted share).

In the fiscal year ended December 31, 2005, the implementation of FAS 123R resulted in the recognition of a $6,260,000 pretax charge, which net of related income tax benefits, reduced net income by $4,358,000, or $.07 per common share ($.07 per diluted share). In the fiscal quarter ended December 31, 2005, the implementation of FAS 123R resulted in the recognition of a $1,742,000 pretax charge, which net of related income tax benefits, reduced net income by $1,173,000, or $.02 per common share ($.02 per diluted share).

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Landstar System, Inc.
Selected Segment Information
(Dollars in thousands)
(Unaudited)

	Fiscal Year Ended		Fiscal Quarter Ended
	Dec 30,	Dec 31,	Dec 30,	Dec 31,
	2006	2005	2006	2005
External Revenue

Carrier segment	$1,796,616	$1,691,668	$439,836	$494,054
Global Logistics segment	682,542	795,136	162,462	298,367
Insurance segment	34,598	31,024	8,981	8,021

External revenue	$2,513,756	$2,517,828	$611,279	$800,442

Operating Income

Carrier segment (1)	$181,550	$169,882	$44,152	$56,903
Global Logistics segment (1)	31,433	60,115	6,080	26,712
Insurance segment	35,673	19,374	11,617	1,677
Other (1)	(57,437)	(56,149)	(13,197)	(15,739)

Operating income (1)	$191,219	$193,222	$48,652	$69,553

(1)	Amounts for the periods ended December 31, 2005, have been adjusted to reflect the provisions of Statement of Financial Accounting Standard No. 123R, Share-based Payment, under the modified retrospective method implemented by the Company January 1, 2006.

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Landstar System, Inc.
Consolidated Balance Sheets
(Dollars in thousands, except per share amounts)
(Unaudited)

	Dec 30,	Dec 31,
	2006	2005
ASSETS
Current assets:
Cash and cash equivalents	$91,491	$29,398
Short-term investments	21,548	20,693
Trade accounts receivable, less allowance of $4,834 and $4,655	318,983	534,274
Other receivables, including advances to independent contractors, less allowance of $4,512 and $4,342	14,198	11,384
Deferred income taxes and other current assets (1)	25,142	21,106

Total current assets (1)	471,362	616,855

Operating property, less accumulated depreciation and amortization of $77,938 and $68,561	110,957	89,131
Goodwill	31,134	31,134
Other assets	33,198	28,694

Total assets (1)	$646,651	$765,814

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Cash overdraft	$25,435	$29,829
Accounts payable	122,313	164,509
Current maturities of long-term debt	18,730	12,122
Insurance claims	25,238	27,887
Accrued compensation	11,993	20,299
Other current liabilities	46,485	44,850

Total current liabilities	250,194	299,496

Long-term debt, excluding current maturities	110,591	154,851
Insurance claims	36,232	37,840
Deferred income taxes	19,360	17,938

Shareholders’ equity:
Common stock, $.01 par value, authorized 160,000,000 shares, issued 64,993,143 and 64,151,902 shares	650	642
Additional paid-in capital (1)	108,020	84,532
Retained earnings (1)	499,273	392,549
Cost of 9,028,009 and 5,344,883 shares of common stock in treasury	(377,662)	(221,776)
Accumulated other comprehensive loss	(7)	(211)
Note receivable arising from exercise of stock options	—	(47)

Total shareholders’ equity (1)	230,274	255,689

Total liabilities and shareholders’ equity (1)	$646,651	$765,814

(1)	Amounts as of December 31, 2005, have been adjusted to reflect the provisions of Statement of Financial Accounting Standard No. 123R, Share-based Payment, under the modified retrospective method implemented by the Company January 1, 2006.

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Landstar System, Inc.
Supplemental Information
(Unaudited)

	Fiscal Year Ended		Fiscal Quarter Ended
	Dec 30,	Dec 31,	Dec 30,	Dec 31,
	2006	2005	2006	2005
Carrier Segment
External revenue generated through (in thousands):
Business Capacity Owners (1)	$1,270,649	$1,249,159	$306,389	$342,578
Other third party truck capacity providers	525,967	442,509	133,447	151,476

	$1,796,616	$1,691,668	$439,836	$494,054

Revenue per revenue mile	$2.02	$1.92	$2.02	$2.11

Revenue per load	$1,621	$1,542	$1,647	$1,704

Average length of haul (miles)	803	804	814	806

Number of loads	1,108,000	1,097,000	267,000	290,000

Global Logistics Segment
External revenue generated through (in thousands):
Business Capacity Owners (1)(2)	$103,588	$159,273	$25,280	$67,765
Other third party truck capacity providers	396,141	439,604	93,395	154,235
Rail, Air, Ocean and Bus Carriers (3)	182,813	196,259	43,787	76,367

	$682,542	$795,136	$162,462	$298,367

Revenue per load (4)	$1,504	$1,555	$1,589	$1,724

Number of loads (4)	387,000	334,000	93,000	93,000

	As of	As of
	Dec 30,	Dec 31,
	2006	2005
Capacity
Business Capacity Owners (1)(5)	8,516	8,011

Other third party truck capacity providers:
Approved and active (6)	15,247	14,014
Approved	8,574	8,497

	23,821	22,511

Total available truck capacity providers	32,337	30,522

Agent Locations	1,345	1,150

(1)	Business Capacity Owners are independent contractors who provide truck capacity to the Company under exclusive lease arrangements.

(2)	Includes revenue generated through Carrier Segment Business Capacity Owners.

(3)	Included in the 2006 fiscal year and fiscal quarter periods was $25,067,000 and $2,035,000, respectively, of revenue attributable to buses provided under the FAA contract. Included in the 2005 fiscal year and fiscal quarter periods was $44,007,000 and $19,536,000, respectively, of revenue attributable to buses provided under the FAA contract.

(4)	Number of loads and revenue per load exclude the effect of revenue derived from transportation services provided under the FAA contract.

(5)	Trucks provided by business capacity owners were 9,205 and 8,728, respectively.

(6)	Active refers to other third party truck capacity providers who have moved at least one load in the past 180 days.